Exhibit 99.1

NII HOLDINGS REPORTS SECOND QUARTER 2016 RESULTS

Company Also Announces Receipt of Bank Covenant Waivers and
Roaming and RAN Sharing Agreement in Brazil

•	Operating revenues of $249 million for the second quarter

•	3G revenues increased 17% year-over-year in local currency

•	Operating loss of $29 million for the second quarter, an improvement of $169 million year-over-year

•	Adjusted OIBDA of $14 million for the second quarter, an improvement of $109 million year-over-year

•	Second consecutive quarter of positive adjusted OIBDA in Brazil

•	Quarter-end cash and short-term investments of $429 million and $208 million of cash held in escrow

•	Second quarter net subscriber losses of 179,000, primarily on the iDEN network

•	Second quarter 3G net subscriber losses of 29,000, primarily data cards

RESTON, Va., August 11, 2016 - NII Holdings, Inc. [NASDAQ: NIHD] today announced its financial results for the second quarter of 2016. For the quarter, the Company generated consolidated operating revenues of $249 million, consolidated adjusted operating income before depreciation and amortization (adjusted OIBDA) of $14 million and a consolidated operating loss of $29 million. The Company’s consolidated adjusted OIBDA excludes the impact of non-cash asset impairments, restructuring charges and other unusual items. Capital expenditures were $4 million for the quarter. The Company ended the quarter with $429 million in consolidated cash and short-term investments and $208 million of cash held in escrow. The Company reported net subscriber losses of 179,000 in the quarter, which were primarily driven by continued subscriber losses on the Company's iDEN network.

"We continued to make progress this quarter toward improving our operating results," said Steve Shindler, Chief Executive Officer. "Our team in Brazil has maintained a steady focus on managing our cost structure to align with our revenue stream, resulting in improved adjusted OIBDA and lower cash burn. Our subscriber results reflect both our strategy to selectively load subscribers with attractive ARPU and profitability profiles and the challenging economic and competitive environment in Brazil that continues to put pressure on our churn."

Nextel Brazil's average monthly service revenue per subscriber (ARPU) for the second quarter of 2016 increased 6% on a constant currency basis compared to the same quarter last year, but declined by $1 on a reported basis due to a 14% year-over-year decline in the average value of the Brazilian real. Nextel Brazil's average monthly churn rate for the quarter increased to 3.99 percent in the second quarter of 2016 from 3.34 percent in the same quarter last year due to increases in both 3G and iDEN churn. Nextel Brazil's cost per gross addition (CPGA) was $99 for the second quarter of 2016, a $108 decrease from the same quarter last year, primarily due to an increase in new 3G postpaid subscribers in Brazil who use their own handsets rather than purchasing a new one from the Company. Nextel Brazil's cash cost per user (CCPU) was $16 for the second quarter of 2016, a $5 decrease from the same quarter last year primarily resulting from reductions in various operating costs and a decline in local currency exchange rates.

"We continued to focus on our liquidity, which increased by $62 million during the quarter primarily from the recovery of $57 million of cash that was securing performance bonds in Brazil," said Dan Freiman, Chief Financial Officer. "We were also able to keep our cash burn low as we continued to benefit from cost reductions in our business while keeping our revenues stable."

Receipt of Bank Covenant Waivers in Brazil

The Company also announced that Nextel Brazil, its wholly-owned operating subsidiary, has secured waivers from Banco do Brazil and Caixa Econômica Federal related to certain financial covenants in its local bank loans. In accordance with the waivers, the lenders have agreed to waive Nextel Brazil’s obligation to comply with a net debt to earnings before interest, taxes, depreciation and amortization, or EBITDA, ratio test for the June 30, 2016 measurement date. The next measurement date for the net debt to EBITDA ratio test will be December 31, 2016, at which point Nextel Brazil must maintain a net debt to EBITDA ratio of no greater than 3.5.

Roaming and RAN Sharing Agreement

In May 2016, Nextel Brazil entered into an amendment to a nationwide roaming voice and data services agreement with Telefonica Brazil S.A. to reduce the usage rates for roaming traffic. Concurrently, Nextel Brazil entered into a 10-year radio access network, or RAN, sharing agreement with Telefonica under which Telefonica will permit Nextel Brazil to use its tower and equipment infrastructure to transmit telecommunications signals on Nextel Brazil's spectrum. These agreements require Nextel Brazil to meet certain minimum annual commitments over a five-year period totaling 800 million Brazilian reais, which replaced the remaining commitments under the original roaming agreement. Nextel Brazil is required to prepay 250 million Brazilian reais shortly after the agreements become effective with receipt of regulatory approvals, which occurred in early August. The Company expects the RAN sharing agreement to provide significant financial benefits to Nextel Brazil. It will allow Nextel Brazil to cease operating a significant number of its transmitter and receiver sites in low-usage areas, which would reduce future operating expenses. In addition, Nextel Brazil will be able to forego construction of new transmitter and receiver sites and utilize the RAN sharing agreement to fulfill regulatory coverage obligations, which would reduce future operating expenses and capital expenditures.

**********

Additional details regarding the Company’s results, including a more detailed explanation on local currency operating metrics, are included in the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2016 that was filed with the Securities and Exchange Commission today. In 2015, the Company sold its operations in Mexico and Argentina, and as a result, all results presented in this press release reflect these markets as discontinued operations. Additional operational and financial details, including a quarterly earnings presentation, are also available under the Company's Investor Relations link at www.nii.com.

In addition to the financial results prepared in accordance with accounting principles generally accepted in the United States (GAAP) provided throughout this press release and in the attached financial tables, NII Holdings has presented consolidated adjusted OIBDA, as well as Nextel Brazil's ARPU, CCPU, and CPGA. These measures are non-GAAP financial measures and should be considered in addition to, but not as substitutes for, the information prepared in accordance with GAAP. Reconciliations from GAAP results to these non-GAAP financial measures are provided in the notes to the attached financial tables. To view these and other reconciliations of non-GAAP financial measures that the Company uses, visit the investor relations link at www.nii.com.

About NII Holdings, Inc.
NII Holdings, Inc., a publicly held company based in Reston, Virginia, is a provider of differentiated mobile communication services for businesses and high value consumers in Brazil. NII Holdings, operating under the Nextel brand, offers fully integrated wireless communication tools with digital cellular voice services, data services and wireless Internet access. Visit the Company's website at www.nii.com.
Nextel, the Nextel logo and Nextel Direct Connect are trademarks and/or service marks of Nextel Communications, Inc.
Visit NII Holdings' news room for news and to access our markets' news centers: nii.com/newsroom.

Safe Harbor Statement
"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. This news release includes “forward-looking statements” within the meaning of the securities laws. The statements in this news release regarding the business and economic outlook, future performance and forward-looking guidance, as well as other statements that are not historical facts, are forward-looking statements. Forward-looking statements are estimates and projections reflecting management's judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to these forward-looking statements, management has made assumptions regarding, among other things, the Company’s ability to meet its business plans, customer growth and retention, pricing, network usage, operating costs, the timing of various events, the economic and regulatory environment and the foreign currency exchange rates that will prevail during 2016. Future performance cannot be assured and actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include the risks and uncertainties relating to: the impact of liquidity constraints, the impact of more intense competitive conditions and changes in economic conditions in Brazil, the performance of the Company’s networks, the Company’s ability to provide services that customers want or need, the ability of the Company to continue as a going concern, the Company’s ability to execute its business plan, and the additional risks and uncertainties that are described in NII Holdings' Annual Report on Form 10-K for the year ended December 31, 2015, as well as in other reports filed from time to time by NII Holdings with the Securities and Exchange Commission. This press release speaks only as of its date, and NII Holdings disclaims any duty to update the information herein.

Media Contacts:

NII Holdings, Inc.
1875 Explorer Street, Suite 800
Reston, Virginia 20190
(703) 390-5100
www.nii.com

Investor and Media Relations: Dan Freiman
(703) 547-5209
dan.freiman@nii.com

NII HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2016 (SUCCESSOR COMPANY) AND
THE THREE AND SIX MONTHS ENDED ENDED JUNE 30, 2015 (PREDECESSOR COMPANY) (1) (2)
(in millions, except per share amounts)

	Successor Company	Predecessor Company	Successor Company	Predecessor Company
	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(unaudited)

Operating revenues Service and other revenues	$243.1	$303.2	$463.7	$643.9
Handset and accessory revenues	6.1	17.1	12.0	39.8
	249.2	320.3	475.7	683.7
Operating expenses Cost of service (exclusive of depreciation and amortization included below)	81.9	126.0	171.9	256.1
Cost of handsets and accessories	8.9	65.4	20.0	121.1
Selling, general and administrative	135.9	223.8	269.3	419.7
Impairment, restructuring and other charges	10.6	29.5	16.5	36.8
Depreciation	29.7	60.7	59.8	126.8
Amortization	11.0	13.0	21.0	27.1
	278.0	518.4	558.5	987.6
Operating loss	(28.8)	(198.1)	(82.8)	(303.9)
Other (expense) income Interest expense, net	(27.2)	(47.6)	(52.4)	(82.8)
Interest income	10.8	8.9	20.5	15.3
Foreign currency transaction gains (losses), net	43.4	14.6	83.0	(64.0)
Other expense, net	(2.4)	(9.4)	(4.9)	(0.1)
	24.6	(33.5)	46.2	(131.6)
Loss from continuing operations before reorganization items and income tax provision	(4.2)	(231.6)	(36.6)	(435.5)
Reorganization items	(0.2)	1,970.5	(0.6)	1,956.9
Income tax provision	(0.4)	(1.1)	(0.4)	(2.0)
Net (loss) income from continuing operations	(4.8)	1,737.8	(37.6)	1,519.4
Net (loss) income from discontinued operations, net of income taxes	(5.1)	312.2	(8.9)	221.1
Net (loss) income	$(9.9)	$2,050.0	$(46.5)	$1,740.5

Net (loss) income from continuing operations per common share, basic	$(0.05)	$10.04	$(0.37)	$8.73
Net (loss) income from discontinued operations per common share, basic	(0.05)	1.80	(0.09)	1.27
Net (loss) income per common share, basic	$(0.10)	$11.84	$(0.46)	$10.00

Net (loss) income from continuing operations per common share, diluted	$(0.05)	$10.03	$(0.37)	$8.71
Net (loss) income from discontinued operations per common share, diluted	(0.05)	1.80	(0.09)	1.27
Net (loss) income per common share, diluted	$(0.10)	$11.83	$(0.46)	$9.98

Weighted average number of common shares outstanding, basic	100.0	172.4	100.0	172.4

Weighted average number of common shares outstanding, diluted	100.0	172.6	100.0	172.7

CONSOLIDATED BALANCE SHEETS (1) (2)
(in millions, except par values)

	Successor Company
	June 30, 2016	December 31, 2015

ASSETS
Current assets
Cash and cash equivalents	$338.1	$342.2
Short-term investments	91.4	84.3
Accounts receivable, net of allowance for doubtful accounts of $55.3 and $39.0	167.3	144.6
Handset and accessory inventory	15.3	24.4
Prepaid expenses and other	312.1	132.5
Total current assets	924.2	728.0
Property, plant and equipment, net	608.6	555.0
Intangible assets, net	1,047.4	892.6
Other assets	266.7	554.3
Total assets	$2,846.9	$2,729.9
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$48.9	$43.8
Accrued expenses and other	282.1	268.8
Deferred revenues	9.1	10.4
Current portion of long-term debt	606.9	582.4
Total current liabilities	947.0	905.4
Long-term debt	99.2	82.6
Other long-term liabilities	110.6	197.9
Total liabilities	1,156.8	1,185.9
Stockholders’ deficit
Undesignated preferred stock, par value $0.001, 10.0 shares authorized, no shares issued or outstanding	—	—
Common stock, par value $0.001, 140.0 shares authorized, 100.1 shares issued and outstanding — 2016, 100.0 shares issued and outstanding — 2015	0.1	0.1
Paid-in capital	2,074.0	2,070.5
Accumulated deficit	(327.3)	(280.9)
Accumulated other comprehensive loss	(56.7)	(245.7)
Total stockholders’ equity	1,690.1	1,544.0
Total liabilities and stockholders’ equity	$2,846.9	$2,729.9

CONSOLIDATED CASH FLOW DATA (1) (2)
(in millions)

	Successor Company	Predecessor Company
	Six Months Ended June 30,	Six Months Ended June 30,
	2016	2015

Cash and cash equivalents, beginning of period	$342.2	$334.2
Net cash provided by (used in) operating activities	8.0	(254.8)
Net cash provided by investing activities	17.0	1,027.8
Net cash used in financing activities	(28.5)	(778.2)
Effect of exchange rate changes on cash and cash equivalents	(0.6)	(9.2)
Change in cash and cash equivalents related to discontinued operations	—	103.3
Cash and cash equivalents, end of period	$338.1	$423.1

(1) In accordance with the requirements of reorganization accounting, we adopted the provisions of fresh-start accounting as of June 30, 2015 and became a new entity for financial reporting purposes. References to the "Successor Company" relate to NII Holdings on or subsequent to June 30, 2015. References to the "Predecessor Company" relate to NII Holdings prior to June 30, 2015.

(2) On September 11, 2015, we entered into a binding agreement relating to the sale of all of the outstanding equity interests of Nextel Argentina. On January 27, 2016, the agreement was amended to permit Grupo Clarin or any of its affiliates to exercise the right to acquire the remaining 51% equity interest prior to receiving regulatory approval, and Grupo Clarin and its affiliate immediately acquired the remaining 51% of Nextel Argentina for no additional proceeds. In connection with this sale, we have reported the results for Nextel Argentina as discontinued operations throughout this document.

NII HOLDINGS, INC. AND SUBSIDIARIES
OPERATING RESULTS AND METRICS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2016 (SUCCESSOR COMPANY) AND THE
THREE AND SIX MONTHS ENDED JUNE 30, 2015 (PREDECESSOR COMPANY)
(UNAUDITED)

Nextel Brazil
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Successor Company	Predecessor Company	Successor Company	Predecessor Company
	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Service and other revenues	$243.1	$303.2	$463.6	$643.8

Handset and accessory revenues	6.1	17.1	12.0	39.8
Cost of handsets and accessories	(8.9)	(65.4)	(20.0)	(121.1)
Handset and accessory net subsidy	(2.8)	(48.3)	(8.0)	(81.3)
Cost of service (exclusive of depreciation and amortization)	(81.9)	(126.0)	(171.9)	(256.2)
Selling, general and administrative	(126.1)	(207.7)	(247.7)	(381.5)
Segment earnings (losses)	32.3	(78.8)	36.0	(75.2)
Reversal of accrued tax contingency	(8.1)	—	(8.1)	—
Adjusted operating income (loss) before depreciation and amortization	$24.2	$(78.8)	$27.9	$(75.2)

Subscriber units
iDEN	1,127.8	2,166.2
WCDMA	2,717.1	2,254.2
Total subscriber units in commercial service (as of June 30)	3,844.9	4,420.4

iDEN net subscriber losses	(149.7)	(189.0)
WCDMA net subscriber (losses) additions	(29.2)	224.5
Total net subscriber (losses) additions	(178.9)	35.5

Migrations from iDEN to WCDMA	37.6	59.3

iDEN customer churn	4.46%	3.54%
WCDMA customer churn	3.78%	3.13%
Churn (%)	3.99%	3.34%

ARPU (1)	$19	$20

CPGA (1)	$99	$207

CCPU (1)	$16	$21

(1) For information regarding ARPU, CPGA and CCPU, see “Non-GAAP Reconciliations for the Three and Six Months Ended June 30, 2016 (Successor Company) and Three and Six Months Ended June 30, 2015 (Predecessor Company)” included in this release.

NON-GAAP RECONCILIATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2016 (SUCCESSOR COMPANY) AND
THREE AND SIX MONTHS ENDED JUNE 30, 2015 (PREDECESSOR COMPANY)
(UNAUDITED)

Consolidated OIBDA and Consolidated Adjusted OIBDA

Consolidated operating income before depreciation and amortization, or OIBDA, represents operating income before depreciation and amortization expense. Consolidated adjusted operating income before depreciation and amortization, or adjusted OIBDA, represents consolidated operating income before depreciation expense, amortization expense, material asset impairments, severance costs associated with publicly announced restructuring plans and other material non-recurring or unusual charges. Consolidated OIBDA and consolidated adjusted OIBDA are not measurements under accounting principles generally accepted in the United States, may not be similar to consolidated OIBDA and consolidated adjusted OIBDA measures of other companies and should be considered in addition to, but not as substitutes for, the information contained in our statements of operations. We believe that consolidated OIBDA and consolidated adjusted OIBDA provide useful information to investors because they are indicators of our operating performance, especially in a capital intensive industry such as ours, since they exclude items that are not directly attributable to ongoing business operations. Consolidated OIBDA and consolidated adjusted OIBDA can be reconciled to our consolidated statements of operations as follows (in millions):

NII Holdings, Inc.

	Successor Company	Predecessor Company	Successor Company	Predecessor Company
	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Consolidated operating loss	$(28.8)	$(198.1)	$(82.8)	$(303.9)
Consolidated depreciation	29.7	60.7	59.8	126.8
Consolidated amortization	11.0	13.0	21.0	27.1
Consolidated operating income (loss) before depreciation and amortization	11.9	(124.4)	(2.0)	(150.0)
Reversal of accrued tax contingency	(8.1)	—	(8.1)	—
Asset impairment charges	7.3	25.3	8.2	31.1
Restructuring charges	3.3	4.2	8.3	5.7
Consolidated adjusted operating income (loss) before depreciation and amortization	$14.4	$(94.9)	$6.4	$(113.2)

Average Monthly Revenue Per Handset/Unit in Service (ARPU)
Average monthly revenue per subscriber unit in service, or ARPU, is an industry term that measures service revenues, which we refer to as subscriber revenues, per period from our customers divided by the weighted average number of subscriber units in commercial service during that period. ARPU is not a measurement under accounting principles generally accepted in the United States, may not be similar to ARPU measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe that ARPU provides useful information concerning the appeal of our rate plans and service offerings and our performance in attracting and retaining high value customers. Other revenue includes revenues for such services as roaming, handset maintenance, cancellation fees, analog and other. ARPU can be calculated as follows (in millions, except ARPU):

Nextel Brazil

	Successor Company	Predecessor Company
	Three Months Ended June 30,
	2016	2015

Service and other revenues	$243.1	$303.2
Less: other revenues	(22.1)	(34.3)
Total subscriber revenues	$221.0	$268.9

ARPU calculated with subscriber revenues	$19	$20

ARPU calculated with service and other revenues	$21	$23

Cost per Gross Add (CPGA)
Cost per gross add, or CPGA, is an industry term that is calculated by dividing our selling, marketing and handset and accessory subsidy costs, excluding costs unrelated to initial customer acquisition, by our new subscribers during the period, or gross adds. CPGA is not a measurement under accounting principles generally accepted in the United States, may not be similar to CPGA measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe CPGA is a measure of the relative cost of customer acquisition. CPGA can be calculated as follows (in millions, except CPGA):

Nextel Brazil

	Successor Company	Predecessor Company
	Three Months Ended June 30,
	2016	2015

Consolidated handset and accessory revenues	$6.1	$17.1
Less: consolidated uninsured handset replacement revenues	—	(0.1)
Consolidated handset and accessory revenues, net	6.1	17.0
Less: consolidated cost of handsets and accessories	8.9	65.4
Consolidated handset subsidy costs	2.8	48.4
Consolidated selling and marketing	28.0	56.5
Costs per statement of operations	30.8	104.9
Less: consolidated costs unrelated to initial customer acquisition	(1.7)	(5.8)
Customer acquisition costs	$29.1	$99.1

Cost per Gross Add	$99	$207

Cash Cost per Handset/User
Cash cost per handset/unit, or CCPU, represents the sum of cost of service, general and administrative expenses and customer retention and other costs divided by average handsets in service during the period and divided by the number of months in the period. CCPU is not a measurement under accounting principles generally accepted in the United States, may not be similar to CCPU measures of other companies and should not be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe CCPU is a measure of the recurring costs we incur on a monthly basis to provide service to our subscribers. The CCPU calculation excludes material asset impairments, severance costs associated with publicly announced restructuring plans and other material non-recurring or unusual charges and is calculated as follows (in thousands, except CCPU):

Nextel Brazil

	Successor Company	Predecessor Company
	Three Months Ended June 30,
	2016	2015

Total selling, general and administrative expenses	$126.1	$207.7
Less: selling and marketing expenses	(28.0)	(56.5)
General and administrative expenses	98.1	151.2
Cost of service	90.0	126.0
Customer retention costs and other	1.7	5.8
Total	$189.8	$283.0

Cash Cost per User	$16	$21

Impact of Foreign Currency Fluctuations
The following table shows the impact of changes in foreign currency exchange rates on certain financial measures for the three and six months ended June 30, 2015 compared to the same periods in 2016 by (i) adjusting the relevant measures for the three and six months ended June 30, 2015 to levels that would have resulted if the average foreign currency exchange rates for the three and six months ended June 30, 2015 were the same as the average foreign currency exchange rates that were in effect for the three and six months ended June 30, 2016; and (ii) comparing the actual and adjusted financial measures for the three and six months ended June 30, 2015 to the similar financial measures for the three and six months ended June 30, 2016 to show the percentage change in those measures before and after taking those adjustments into account. The amounts reflected in the following table for operating income before depreciation and amortization on a consolidated basis and segment earnings for Nextel Brazil, before the adjustments for changes in foreign currency exchange rates, are based on the calculations contained elsewhere in these non-GAAP reconciliations for the three and six months ended June 30, 2016 and 2015. The average foreign currency exchange rates for each of the relevant currencies during each of the three and six months ended June 30, 2016 and 2015 are included in the notes to the table below. The information reflected in the following table is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe that these calculations provide useful information concerning our relative performance for the three and six months ended June 30, 2016 compared to the same periods in 2015 by removing the impact of the significant difference in the average foreign currency exchange rates in effect for those periods.

NII Holdings, Inc.
(dollars in thousands)

	Predecessor Company			Successor Company
	Three Months Ended June 30,			Three Months Ended June 30,
	2Q 2015 Actual	2Q 2015 Adjustment (1)	2Q 2015 Normalized (1)	2Q 2016 Actual	2Q 2015 to 2Q 2016 Actual B(W) Growth (2)	2Q 2015 to 2Q 2016 Normalized B(W) Growth (3)

Consolidated:
Operating revenues	$320,303	$(40,146)	$280,157	$249,213	(22)%	(11)%
Adjusted operating (loss) income before depreciation and amortization	(94,870)	9,873	(84,997)	14,387	115%	117%
Nextel Brazil:
Operating revenues	$320,255	$(40,146)	$280,109	$249,168	(22)%	(11)%
Adjusted operating (loss) income before depreciation and amortization	(78,757)	9,873	(68,884)	24,123	131%	135%

NII Holdings, Inc.
(dollars in thousands)

	Predecessor Company			Successor Company
	Six Months Ended June 30,			Six Months Ended June 30,
	YTD 2015 Actual	YTD 2015 Adjustment (1)	YTD 2015 Normalized (1)	YTD 2016 Actual	YTD 2015 to YTD 2016 B(W) Growth (2)	YTD 2015 to YTD 2016 Normalized B(W) Growth (3)

Consolidated:
Operating revenues	$683,711	$(136,354)	$547,357	$475,770	(30)%	(13)%
Adjusted operating (loss) income before depreciation and amortization	(113,216)	15,006	(98,210)	6,343	106%	106%
Nextel Brazil:
Operating revenues	$683,611	$(136,354)	$547,257	$475,671	(30)%	(13)%
Adjusted operating (loss) income before depreciation and amortization	(75,234)	15,006	(60,228)	27,883	137%	146%

(1)
The "2Q 2015 Normalized" and "YTD 2015 Normalized" amounts reflect the impact of applying the average foreign currency exchange rates for the three and six months ended June 30, 2016 to the operating revenues earned in foreign currencies and to the other components of each of the actual financial measures shown above for the three and six months ended June 30, 2015, other than certain components of those measures consisting of U.S. dollar-based operating expenses, which were not adjusted. The amounts included under the columns "2Q 2015 Adjustment" and "YTD 2015 Adjustment" reflect the amount determined by subtracting the "2Q 2015 Normalized" and "YTD 2015 Normalized" amounts calculated as described in the preceding sentence from the "2Q 2015 Actual" and "YTD 2015 Actual" amounts and reflect the impact of the year-over-year change in the average foreign currency exchange rates on each of the financial measures for the three and six months ended June 30, 2016. The average foreign currency exchange rates for each of the relevant currencies during the three and six months ended June 30, 2016 and 2015 for purposes of these calculations were as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Brazilian real	3.51	3.07	3.71	2.97

(2)
The percentage amounts in these columns reflect the better, or B, or worse, or W, growth rates for each of the financial measures comparing the amounts in the "2Q 2016 Actual" and "YTD 2016 Actual" columns with those in the "2Q 2015 Actual" and "YTD 2015 Actual" columns.

(3)
The percentage amounts in these columns reflect the the better, or B, or worse, or W, growth rates for each of the financial measures comparing the amounts in the "2Q 2016 Actual" and "YTD 2016 Actual" columns with those in the "2Q 2015 Normalized" and "YTD 2015 Normalized" columns.